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                                                                   EXHIBIT 23(a)



The Board of Directors
Florida Physicians Insurance Group, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the accounting method for certain investments in debt and equity securities and for reinsurance.


                                     /s/ KPMG Peat Marwick L.L.P.
                                     ----------------------------
                                         KPMG Peat Marwick L.L.P.




Jacksonville, Florida
July 26, 1996